Exhibit 99.1

Paul Dickard Vice President, Communications paul.dickard@hercrentals.com 239-301-1214	Elizabeth Higashi, CFA Vice President, Investor Relations elizabeth.higashi@hercrentals.com 239-301-1024	For Immediate Release NR 18-0327

Herc Holdings Announces Retirement of
Chief Financial Officer Barbara Brasier

BONITA SPRINGS, Fla., March 27, 2018 ― Herc Holdings Inc. (NYSE: HRI) today announced that Barbara L. Brasier, senior vice president and chief financial officer, has informed the Company of her retirement for personal reasons, effective April 30, 2018.  The Company has commenced a search process to identify its next chief financial officer.  Mark Humphrey, vice president, controller and chief accounting officer, will serve as the Company’s interim chief financial officer.

“Barb has been instrumental in positioning Herc Rentals to succeed as a standalone, publicly traded company by helping to establish its solid financial foundation, supporting the Company’s growth while maintaining a disciplined approach to capital management, and overseeing the ongoing implementation of key strategic initiatives, including leading our efforts to strengthen the Company’s internal controls,” said Larry Silber, president and chief executive officer.

“During her tenure, Barb built a strong and experienced finance and accounting team and, on behalf of the Board and the entire Herc Rentals team, I thank Barb for her contributions and offer best wishes in her next chapter. Mark Humphrey is a high-caliber finance professional who has played an important role in the Company’s success since joining us a year ago.  I am confident that Mark’s leadership will ensure a seamless transition as we secure a new CFO.”

Humphrey has served as the Company’s vice president, controller and chief accounting officer since April 2017 and will continue to serve in those roles in addition to assuming the duties of interim chief financial officer.  Prior to joining the Company, Humphrey was employed by Alico, Inc., a Nasdaq listed agribusiness and resource management company.  He served as chief financial officer of Alico from June 2011 through June 2015, as well as Alico’s chief accounting officer prior to joining Herc Holdings.  Humphrey’s previous experience included roles as the chief financial officer for The Compass Management Group, LLC, a property management company, from 2009 until June 2011 and in senior financial roles with Source Interlink Companies, a publishing and fulfillment company, from 2004 until 2009. He began his career in public accounting with PricewaterhouseCoopers LLP.

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About Herc Holdings Inc.
Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2017 total revenues were approximately $1.75 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com

Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “will,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including, but not limited to, the risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A “Risk Factors” and in our other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.